UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
incorporation)

12000 Aerospace Suite 300

Houston, Texas 77034 (Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 8.01 Other Events

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

Effective, June 8, 2020, Orion Group Holdings, Inc. (the "Company") entered into an amendment (the "Seventh Amendment") to its syndicated credit agreement (the "Credit Agreement" , with Regions Bank, as Administrative Agent and Collateral Agent and Bank of America, N.A., BOKF, NA dba Bank of Texas, Iberia Bank, Trust Bank, and Trustmark National Bank, as Lenders.

The Seventh Amendment provides the Company with a new $20 million revolving credit facility to supplement its existing $50 million revolver. The new revolver will have a term of one year. The new credit line will further strengthen the Company’s liquidity and provide additional flexibility as the Company executes its strategic plan.

A copy of the Seventh Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1. The foregoing description is qualified by reference in its entirety to such exhibit.

Item 8.01 Other Events

A copy of our press release, dated June 8, 2020, announcing the execution of the Seventh Amendment to the Credit Agreement is attached hereto as Exhibit 99.1, and is incorporated by reference.

Item 9.01 Financial Statement and Exhibits

Exhibit Index

Exhibit No.	Description
10.1

Seventh amendment, effective June 8, 2020, to the Credit Agreement dated as of August 5, 2015 among Orion Marine Group, Inc. as Borrower, Certain Subsidiaries of the Borrower Party Hereto From Time to Time, as Guarantors, the Lenders Party Hereto, Regions Bank, as Administrative Agent and Collateral Agent, and Bank of America, N.A., BOKF, NA dba Bank of Texas, Iberia Bank, Trust Bank, and Trustmark National Bank, as Lenders.

99.1	Press release issued June 8, 2020 announcing the execution of the Seventh Amendment to the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: June 10, 2020	By:	/s/ Mark R. Stauffer
President and Chief Executive Officer